Exhibit 4.1

EXECUTION VERSION

STARWOOD WAYPOINT RESIDENTIAL TRUST

INDENTURE

Dated as of July 7, 2014

Related to 3.00% Convertible Senior Notes due 2019

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

i

Indenture dated as of July 7, 2014 (this “Indenture,” as more fully set forth in Section 1.01) between STARWOOD WAYPOINT RESIDENTIAL TRUST, Maryland real estate investment trust (the “Company,” as more fully set forth in Section 1.01), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 3.00% Convertible Senior Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed $230,000,000:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or subdivision, refer to such Article, Section or subdivision of this Indenture and (ii) otherwise, refer to this Indenture as a whole and not to any particular Article, Section or subdivision;

(c) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (as defined below);

(d) “or” is not exclusive; and

(e) provisions apply to successive events and transactions.

“Additional Interest” means all amounts that may be payable pursuant to Section 4.02 and Section 5.03, as applicable.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent.

“Applicable Procedures” means, with respect to any transfer, transaction or any other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(b)(ii). The Trustee shall act as the initial Bid Solicitation Agent.

“Board of Trustees” means the board of trustees of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Trustees or pursuant to authorization by the Board of Trustees and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is, or banks in a place of payment are, authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Certificated Notes” means Notes that are in registered definitive form.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any person means Capital Stock of such person that is generally entitled (a) to vote in the election of directors of such person or (b) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Shares” means the common shares of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 10.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Conversion Agent” means the office or agency maintained by the Company where the Notes may be surrendered for conversion. The Trustee shall act as the initial Conversion Agent.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Corporate Trust Office” means, with respect to the Notes, the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Starwood Waypoint Residential Trust Account Manager or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the twenty (20) consecutive Trading Days during the relevant Observation Period, five percent (5%) of the product of (1) the Conversion Rate of the Notes on such Trading Day and (2) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by twenty (20).

“Daily Settlement Amount,” for each of the twenty (20) consecutive Trading Days during the Observation Period, shall consist of, with respect to each $1,000 principal amount of Notes to be converted:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if such Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the twenty (20) consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SWAY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one (1) Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“dollars” and “$” means the currency of The United States of America.

“Effective Date” shall have the meaning specified in Section 10.03(c), except that, as used in Section 10.04, “Effective Date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than fifty percent (50%) of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination or a change in par value, or from par value to no par value or vice versa) as a result of which the Common Shares would be converted into, or exchanged for, shares, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B), in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than fifty percent (50%) of all classes of Common Equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Shares (or other Reference Property) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least ninety percent (90%) of the consideration received or to be received by the common shareholders of the Company (excluding cash payments for fractional shares or pursuant to dissenter’s rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and, as a result of such transaction or transactions, the Notes become convertible (assuming Physical Settlement) into such consideration, excluding cash payments for fractional shares.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend set forth in Exhibit A.

“Holder” means any person in whose name at the time a particular Note is registered in the books of the Registrar.

“Indenture” shall have the meaning specified in the first paragraph of this Indenture, as amended or supplemented from time to time, and shall include the form and terms of the Notes established as contemplated hereunder.

“Interest Payment Date” means each January 1 and July 1 of each year, beginning on January 1, 2015.

“Last Reported Sale Price” of the Common Shares on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded, without regard to after-hours or extended market trading. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Shares in the over-the-counter market on such Trading Day as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Shares on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” is any day that is not a Business Day.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or future contracts relating to the Common Shares.

“Maturity Date” means July 1, 2019.

“Non-Recourse Indebtedness” means, with respect to a person, indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such person encumbered by a lien securing such indebtedness, provided that such contractual limitation to specific assets may include customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, involuntary bankruptcy and other similar exceptions to recourse liability.

“Note” or “Notes” shall have the meaning specified in the second paragraph of this Indenture.

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii) below, if the relevant Conversion Date occurs prior to January 1, 2019, the twenty (20) consecutive Trading Day period beginning on, and including, the second (2nd) Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 12.02 and prior to the relevant Redemption Date, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii) above, if the relevant Conversion Date occurs on or after January 1, 2019, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Original Issuance Date” means the date of original issuance of the Notes.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preliminary Offering Memorandum” means the preliminary offering memorandum dated June 30, 2014 relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees, by statute, by contract or otherwise).

“Recourse Indebtedness” means indebtedness for borrowed money other than Non-Recourse Indebtedness.

“Redemption Price” means, for any Note to be redeemed pursuant to Section 12.01, one hundred percent (100%) of the principal amount of such Note, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay, on such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder of such Note as of the close of business on such Regular Record Date, and the Redemption Price will be equal to one hundred percent (100%) of the principal amount of such Note).

“Regular Record Date” means (1) with respect to an Interest Payment Date falling on July 1, the immediately preceding June 15; and (2) with respect to an Interest Payment Date falling on January 1, the immediately preceding December 15.

“REIT” means a “real estate investment trust” for U.S. federal income tax purposes.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of any Common Shares issued upon conversion of the Notes under Rule 144.

“Scheduled Free Trade Date” means the one year anniversary of the applicable Original Issuance Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means, with respect to any Note to be converted, the maximum cash amount per $1,000 principal amount of Notes (excluding cash, if any, to be paid in lieu of any fractional Common Share) to be received upon conversion as specified (or deemed to be specified) in the Settlement Notice for such conversion.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“Trading Day” means a day on which (i) trading in the Common Shares (or other security for which a Last Reported Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then traded, and (ii) a Last Reported Sale Price for the Common Shares (or such other security) is available on such securities exchange or market, provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day. Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (iii) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, provided that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) independent nationally recognized securities dealers the Company selects for such purpose and whose names and contact information the Company provides to the Bid Solicitation Agent; provided, however, that if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate for the Notes. If the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to obtain bids from nationally recognized securities dealers selected by the Company, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of such Notes will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the applicable Conversion Rate on each Trading Day of such failure.

“Trustee” means the person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.

“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary of such person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. Other Definitions

Term	Defined in Section
“Additional Interest Notice”	5.03
“Additional Shares”	10.03(a)
“Averaging Period”	10.04(e)

“Cash Settlement”	10.02(a)
“Clause A Distribution”	10.04(c)
“Clause B Distribution”	10.04(c)
“Clause C Distribution”	10.04(c)
“Combination Settlement”	10.02(a)
“Conversion Date”	10.02(c)
“Conversion Obligation”	10.01(a)
“Conversion Rate”	10.01(a)
“Defaulted Interest”	2.14
“Depositary”	2.02(a)
“Distributed Property”	10.04(c)
“DTC”	2.02(a)
“Effective Date”	10.03(c)
“Event of Default”	5.01
“Expiration Date”	10.04(e)
“Expiration Time”	10.04(e)
“Fundamental Change Company Notice”	11.01(c)
“Fundamental Change Repurchase Date”	11.01(a)
“Fundamental Change Repurchase Notice”	11.01(b)(i)
“Fundamental Change Repurchase Price”	11.01(a)
“Measurement Period”	10.01(b)(ii)
“Merger Event”	10.07(a)
“Notice of Conversion”	10.02(b)
“Ownership Limitations”	10.11
“Paying Agent”	2.06
“Physical Settlement”	10.02(a)
“Redemption”	12.01
“Redemption Date”	12.02
“Redemption Notice”	12.02
“Reference Property”	10.07(a)
“Reference Property Unit”	10.07(a)
“Registrar”	2.06
“Resale Restriction Termination Date”	2.09(b)
“Restricted Note”	2.09(a)
“Settlement Amount”	10.02(a)(iv)
“Settlement Notice”	10.02(a)(iii)
“Share Price”	10.03(c)
“Special Record Date”	2.14(a)
“Spin-Off”	10.04(c)
“Successor Company”	9.01(a)
“Temporary Notes”	2.12
“Trading Price Condition”	10.01(b)(ii)
“Trigger Event”	10.04(c)
“Valuation Period”	10.04(c)

Section 1.03. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to either of Section 4.02 or Section 5.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the Company’s “3.00% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $230,000,000, subject to Section 2.04 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.09, Section 2.10 or Section 2.12 or pursuant to any provision of the Indenture that provides for the issuance and authentication of any Notes representing any unconverted, unrepurchased or unredeemed portion of any Note to be converted pursuant to Article 10, repurchased pursuant to Article 11 or redeemed pursuant to Article 12.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. The Notes may have notations, legends or endorsements required by applicable law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Initial Notes. The Notes initially shall be issued in the form of one Global Note that shall be deposited with the Trustee, as custodian for the Depositary and registered in the name of The Depository Trust Company or the nominee thereof (“DTC,” or any successor thereto, being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.17 hereof and shall be made on the records of the Trustee and the

Depositary. Payment of the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.05, authenticate and deliver Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

Section 2.03. Date and Denomination of Notes; Payments of Interest. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30 day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The person in whose name any Note is registered on the books of the Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Note (A) to Holders holding such Notes having an aggregate principal amount of five million dollars ($5,000,000) or less, by check mailed to the Holders of these Notes at their address as it appears in the Registrar and (B) to Holders holding such Notes having an aggregate principal amount of more than five million dollars ($5,000,000), either by check mailed to such Holders or, upon application by such a Holder to Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Note that is a Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04. Additional Notes; Repurchases. Notwithstanding anything in the Indenture or the Notes to the contrary, the Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price, the initial interest payment date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private repurchase or exchange or a public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.13.

Section 2.05. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

At any time, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Each Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.06. Registrar and Paying Agent. The Company shall maintain, with respect to the Notes, in the continental United States, an office or agency where Notes may be presented or surrendered for payment (“Paying Agent”), where Notes may be surrendered for registration of transfer or exchange (“Registrar”). The Registrar shall keep a register with respect to the Notes and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar and Paying Agent in the continental United States. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee the initial Registrar and Paying Agent for the Notes unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Notes are first issued.

Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

Section 2.08. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, Section 2.17 or Section 8.04).

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for conversion, (y) in respect of which a Redemption Notice has been given and not validly withdrawn by the Holder thereof in accordance with terms of this Indenture or (z) in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture, except to the extent that a portion of such Note is neither surrendered for conversion nor subject to a Fundamental Change Purchase Notice or Redemption Notice, as applicable.

Section 2.09. Transfer Restrictions. (a) Every Note that bears or is required under this Section 2.09 to bear the Restricted Securities Legend (each, a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.09 and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made to remove the Restricted Securities Legend from any Restricted Note prior to the Resale Restriction Termination Date, the legend shall not be removed unless there is delivered to the Company and the Registrar such certificates, legal opinions and other information as they may reasonably require confirming that such Notes, upon such transfer, will not be “restricted” within the meaning of Rule 144. In such a case, upon (i) provision of such certificates, legal opinions and/or other information, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(b) Except as provided elsewhere in this Indenture, until the later of (x) the date that is one year after the Original Issuance Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (y) such other date as may be required by applicable law (such date the “Resale Restriction Termination Date”), any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has been declared effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company. The Company shall notify the Trustee in writing of any Resale Restriction Termination Date.

(c) No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(d) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.09(g) below), until the later of (i) the applicable Scheduled Free Trade Date and (ii) the date that is 90 days after the holder of such Common Shares ceases to be an Affiliate of the Company (if applicable), any stock certificate representing Common Shares issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (A) such Notes or such Common Shares, as applicable, has been transferred (1) under a registration statement that has been declared effective under the Securities Act; or (2) in accordance with Rule 144 under the Securities Act or (B) such requirement is waived by the Company.

(e) The Company shall not permit any of its Affiliates to sell any Note or Common Shares issued upon the conversion of a Note, unless upon such resale such security will no longer be a “restricted security” (as defined in Rule 144 under the Securities Act). If the Restricted Securities Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Restricted Securities Legend shall be reinstated.

(f) Any Note (or security issued in exchange or substitution therefor) as to which the restrictions on transfer set forth in this Section 2.09 shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.09, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.

(g) Any Common Shares delivered upon conversion of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the Restricted Stock Legend. Upon the removal of the Restricted Stock Legend, the Company shall (i) notify the Holders of any such shares that such Restricted Stock Legend has been removed; (ii) notify the transfer agent for the Common Shares to change the CUSIP number for any such shares to the applicable unrestricted CUSIP number, if such shares are in certificated form, and (iii) if such shares are in global form, comply with Applicable Procedures regarding such de-legending and the change from a restricted to unrestricted CUSIP number. Any Common Shares delivered upon the conversion of any Note to any person that is not, and for at least 90 days has not been, an Affiliate of the Company shall be issued without any Restricted Stock Legend if (x) such conversion occurs after the applicable Scheduled Free Trade Date or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend.

Section 2.10. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11. Outstanding Notes. The Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.13, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Purchase Date, on a Redemption Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to Article 10 and that are required to be cancelled pursuant to Section 2.13 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company or its Subsidiaries, pursuant to Section 2.04 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives). For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to Articles 5 and 8) only outstanding Notes shall be considered in any such determination. In addition, for the purpose of any such determination, Notes that are owned by the Company, by any Subsidiary thereof or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.11 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.12. Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon a Company Order, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.13. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement, redemption, conversion or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.14. Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Sections 2.14(a) or 2.14(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including any interest on such Defaulted Interest) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest (including any interest on such Defaulted Interest) as provided in this Section 2.14(a). Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest (including any interest on such Defaulted Interest), which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date and, shall cause notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor to be sent electronically in the case of Global Notes or by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor having been sent as aforesaid, such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 2.14(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.15. Global Notes.

(a) Legends. Each Global Note shall bear the Global Securities Legend set forth in Exhibit A unless otherwise directed by the Company.

(b) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(c) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.04, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

(d) Consents, Declaration and Directions. The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes represented by a Global Note as shall be specified in a written statement of the Depositary or by the Applicable Procedures with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.16. CUSIP Numbers. (a) The Company, in issuing the Notes, shall use one or more restricted CUSIP or other similar numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed therefrom. At such time as the legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed. The Company and the Trustee may use CUSIP or other similar numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or other similar number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP or other similar numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any Common Shares issued upon the conversion of the Notes pursuant to Section 2.09(d) or otherwise, any Common Shares issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any Common Shares issued upon the conversion of the Notes pursuant to Section 2.09(d) or otherwise, any Common Shares issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.17. Transfer of Notes. (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) any transfer of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.09 and 2.17(a)(i); and (B) any exchange of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.09 and 2.17(a)(ii). All such transfers and exchanges shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such person. Nothing in this Section 2.17(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.17(a).

(ii) Restrictions on Exchange of a Beneficial Interest in a Global Note for a Certificated Note. Unless the Company and the applicable Holder otherwise agree, a Certificated Note will be issued and delivered:

(A) to each person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days of such notice; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation; or

(B) if an Event of Default has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Notes be exchanged for Certificated Notes.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.17(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(b) Upon receipt by the Registrar of instructions from the Holder of a Global Note pursuant to Section 2.17(a) above directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(i) the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(ii) the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(iii) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(c) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

(i) Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(ii) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a DTC participant or other person with respect to the accuracy of the records of DTC or its nominee or of any DTC participant, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC participant, beneficial owner or other person (other than DTC) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through DTC subject to the Applicable Procedures. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with DTC, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the DTC and any DTC participant or between or among DTC, any such DTC participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(iv) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as Holder of such Global Note.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.11 and Section 2.17(a)(ii), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. The Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes, when

(a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.02) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash (or, with respect to Notes to be converted, the consideration due upon such conversion) sufficient to pay all of the outstanding Notes and all other sums due and payable, with respect to the Notes (including, without limitation sums due to the Trustee with respect to the Notes), under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02. Repayment to Company. Subject to applicable unclaimed property laws, any money and any Common Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable), interest or the consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Common Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02. Reports. (a) The Company shall file with the Trustee, within fifteen (15) days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor thereto). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system. Notwithstanding anything to the contrary, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the Commission.

(b) If, at any time during the period beginning on, and including, the date which is six months after the Original Issuance Date until the applicable Scheduled Free Trade Date, the Company fails to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K), or the Notes are not otherwise freely tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions under U.S. securities law, or the terms of the Indenture or the Notes) other than as a result of the Notes bearing a Restricted Securities Legend (and compliance with the procedural requirements herein) and a restricted CUSIP, the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, (i) from and including the later of the date six months after the Original Issuance Date and the first date on which such failure to file exists or (ii) the Notes are not freely tradable, as the case may be, until the earlier of (a) the Scheduled Free Trade Date and (b) the date on which such failure to file has been cured (if applicable) and the Notes are freely tradable.

(c) Additionally, if, and for so long as, the Restricted Note Legend on the Notes has not been removed (or deemed removed pursuant to this Indenture), the Notes are assigned a restricted CUSIP or the Notes are not freely tradable by Holders other than the Issuer’s or the Company’s Affiliates or persons that were Affiliates of the Issuer or the Company during the immediately preceding three months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes pursuant to Section 2.09 herein), in each case immediately following the fifth day following the Original Issuance Date, the Issuer shall pay Additional Interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes then outstanding until such Notes are so freely tradable.

(d) Any Additional Interest payable in accordance with this Section 4.02, together with any Additional Interest payable as a result of the Company’s election pursuant to Section 5.03, shall not in the aggregate exceed a combined rate of 0.50% per annum. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e) If the Company is required to pay Additional Interest to Holders pursuant to Section 4.02(b) or Section 4.02(c), the Company shall provide an Officer’s Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) to that effect no later than five Business Days prior to the date on which any such Additional Interest is scheduled to be paid and shall make explicit reference to this Indenture, the Notes and the Company. Such Officer’s Certificate shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. Unless and until the Trustee receives such an Officer’s Certificate, subject to Section 5.02, the Trustee may assume without inquiry that no such Additional Interest is payable.

(f) Delivery of the reports and documents described in Section 4.02 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no duty or responsibility to monitor the filing by the Company of any reports via the Commission’s EDGAR system (or any successor thereto) or to determine whether such filings have been made.

Section 4.03. Compliance Certificate; Statements as to Defaults. The Company shall be required to deliver to the Trustee, within one hundred and twenty (120) days after the end of each of its fiscal years, an Officer’s Certificate indicating whether the signers thereof know of any Default with respect to the Notes that occurred during the previous year. The Company shall also deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any event that would constitute a Default, its status and what action the Company is taking or proposing to take in respect thereof.

Section 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.06. Delivery of Certain Information. If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Notes or any Common Shares issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any Common Shares issuable upon the conversion of Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such Common Shares pursuant to Rule 144A, as such rule may be amended from time to time.

Section 4.07. Corporate Existence. Subject to Article 9 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.08. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.08:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such due date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.08 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.08, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, and such default is not cured within five (5) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 11.01(c), and such failure is not cured within ten (10) days after the due date for such notice, or failure by the Company to issue notice of a specified event in accordance with Section 10.01(b)(iv) or Section 10.01(b)(v) when due, and such failure is not cured within five (5) days after the due date for such notice;

(e) failure by the Company to comply with its obligations under Article 9;

(f) failure by the Company for sixty (60) days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least twenty five percent (25%) in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Recourse Indebtedness for money borrowed in excess of twenty five million dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such Recourse Indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such Recourse Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, however, that no such Default shall constitute an Event of Default unless such Default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of Notes then outstanding;

(h) any judgment or order for the payment of money in excess of twenty five million dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate rendered against us or any of the Company’s Significant Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall remain undischarged (or provisions shall not be made for such discharge), unsatisfied, unbonded, or unstayed for a period of no more than thirty (30) days from the date of entry thereof;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

Section 5.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured, waived or otherwise remedied pursuant to Section 5.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences, and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture and the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary in the Indenture or the Notes, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.03. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.02(a) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days during which such Event of Default is continuing (in addition to any Additional Interest payable in accordance with Section 4.02, but subject to the limitation set forth in Section 4.02(d) on the maximum rate per annum at which Additional Interest shall accrue) and (b) 0.50% per annum of the principal amount of the Notes outstanding for the 180 days thereafter during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 5.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02. If the Company elects to pay Additional Interest to Holders of the Notes pursuant to this Section 5.03, then the Company will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than five (5) Business Days prior to the proposed payment date for such Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed or with respect to the method employed in such calculation of the Additional Interest.

Section 5.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 5.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.09 or any rescission and annulment pursuant to Section 5.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies:

First, to the payment of all amounts due the Trustee (including, without limitation, in its capacity as an Agent) under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the due date of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion of a Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 5.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture or the Notes to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in the Indenture or such Note, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion (and subject to the provisions of Section 7.01, Section 7.02 and Section 7.06) proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.08. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may demand security or indemnity satisfactory to it in accordance with Section 7.01 and Section 7.02. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due or (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.10. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, send to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.11. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 10.

ARTICLE 6

HOLDERS’ MEETINGS

Section 6.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 6 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 6.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 6.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be sent to Holders of such Notes. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 6.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 6.01, by mailing notice thereof as provided in Section 6.02.

Section 6.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 6.05. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 6.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

At any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 6.02 or Section 6.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 6.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 6.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 6.07. No Delay of Rights by Meeting. Nothing contained in this Article 6 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties and obligations that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 5.09.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h) In the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent, transfer agent or any other capacity hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7, including, without limitation, the right to be indemnified, shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent.

(i) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes.

(j) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event.

Section 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes generally and this Indenture.

(i) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such

Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(i) or Section 5.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture.

Section 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Notes if:

(a) the Trustee fails to comply with Section 7.09;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 7.08. Successor Trustee by Merger, Etc.. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.09.

Section 7.09. Eligibility; Disqualification. The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

AMENDMENTS AND WAIVERS

Section 8.01. Without Consent of Holders. Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may, with respect to the Notes, amend the Indenture or the Notes for any of the following purposes:

(a) to conform the terms of the Indenture or the Notes to the description thereof in the Preliminary Offering Memorandum, as supplemented by the pricing term sheet, dated June 30, 2014, related to the offering of the Notes;

(b) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(f) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes or to make any other change that does not adversely affect the rights of any Holder in any material respect;

(g) to provide for a successor Trustee;

(h) to comply with the Applicable Procedures; or

(i) to irrevocably elect one or more, or eliminate any of, the Settlement Methods or a Specified Dollar Amount.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02. With Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by Board Resolutions, and the Trustee, at the Company’s expense, at any time and from time to time, may, with respect to the Notes, amend the Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a) reduce the percentage in aggregate principal amount of Notes Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c) reduce the principal of any Note or change the Maturity Date;

(d) change the place or currency of payment on any Note;

(e) make any change that impairs or adversely affects the conversion rights of any Notes;

(f) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Repurchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g) impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive the consideration due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(h) modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

(i) make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 5.09 of this Indenture if such change is adverse to the rights of Holders of the Notes.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment to the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Holders do not need under this Section 8.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 8.03. Effect of Consents. Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver.

Section 8.04. Notation on or Exchange of Notes. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Notes thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.05 new Notes that reflect the amendment or waiver.

Section 8.05. Documents to Be Given to the Trustee. In addition to the documents required by Section 13.13, in connection with any amendment or supplemental indenture executed pursuant to this Article 8, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, with respect to which the Trustee shall be entitled to rely on as conclusive evidence, that such supplemental indenture complies with the requirements of this Article 8 and is permitted or authorized by the Indenture, and an Opinion of Counsel that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions and qualifications).

ARTICLE 9

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 9.01. Company May Consolidate, Etc. on Certain Terms. Subject to Section 9.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to, another person (other than the Company or one or more of its Subsidiaries), unless:

(a) the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture with respect to the Notes; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 9.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company with respect to the Notes, such Successor Company (if not the Company) shall succeed to and, except in the case of any such lease, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon a Company Order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 9, the person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 9) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, with respect to which the Trustee shall be entitled to rely on as conclusive evidence, that such consolidation, merger, sale, conveyance, transfer or lease and such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, are permitted or authorized by the Indenture and comply with the provisions of this Article 9.

ARTICLE 10

CONVERSION OF NOTES

Section 10.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 10.01(b), at any time prior to the close of business on the Business Day immediately preceding January 1, 2019 under the circumstances and during the periods set forth in Section 10.01(b), and (ii) regardless of the conditions described in Section 10.01(b), at any time on or after January 1, 2019 and prior to the close of business on the second (2nd) Scheduled Trading Day Business Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 29.9242 Common Shares (subject to adjustment as provided in this Article 10, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding January 1, 2019, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2014 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Shares for each of at least twenty (20) Trading Days (whether or not consecutive)

during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to one hundred and thirty percent (130%) of the Conversion Price for the Notes on such Trading Day. If the Notes become convertible pursuant to this Section 10.01(b)(i), the Company shall promptly notify the Holders, Trustee and the Conversion Agent (if other than the Trustee).

(ii) Prior to the close of business on the Business Day immediately preceding January 1, 2019, a Holder may surrender all or any portion of its Notes for conversion at any time during the five (5) Business Day period immediately after any ten (10) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(ii), for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on such Trading Day (the condition set forth in this sentence, the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(ii) and the definition of Trading Price set forth in this Indenture. If applicable, the Company shall provide written notice to the Bid Solicitation Agent of the three (3) independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination and provided it with the names of at least three (3) nationally recognized securities dealers; and the Company shall have no obligation to make such request unless a Holder of a Note requests that the Company does so in writing and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate for the Notes. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate for the Notes. If the Trading Price Condition has been met, the Company will promptly notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate for the Notes, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) that the Trading Price Condition is no longer met.

(iii) If the Company calls any or all of the Notes for redemption pursuant to Article 12 prior to the close of business on the Business Day immediately preceding January 1, 2019, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the close of business on the Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes as a result of such redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

(iv) If, prior to the close of business on the Business Day immediately preceding January 1, 2019, the Company elects to:

(A) issue to all or substantially all holders of the Common Shares any rights, options or warrants (other than any issuance of any rights, options or warrants issued under a shareholder rights plan that are (i) transferable with Common Shares, including upon conversion, and (ii) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this clause (ii)(A) upon the separation of such rights, options or warrants from the Common Shares, or upon the occurrence of such triggering event) entitling them, for a period of not more than forty five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Shares the Company’s assets, securities or rights to purchase securities of the Company (excluding for this purpose a distribution solely in the form of cash required to preserve the Company’s status as a REIT), which distribution has a per share value, as reasonably determined by the Board of Trustees, exceeding ten percent (10%) of the Last Reported Sale Price of the Common Shares on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least twenty five (25) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Notwithstanding the foregoing, the Notes will not become convertible pursuant to the provisions set forth in this clause (iv) if Holders of the Notes participate, at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this clause (iv) without having to convert their Notes as if they held, for each $1,000 principal amount of Notes so held, a number of Common Shares equal to the Conversion Rate.

(v) If a transaction or event that constitutes a Fundamental Change or a Make Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding January 1, 2019, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 11.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, in each case, pursuant to which the Common Shares would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of the transaction or event until thirty five (35) Trading Days after the actual effective date of such transaction or event or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as reasonably practicable following the date the Company publicly announces such transaction.

Section 10.02. Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 10.02, Section 10.03(b) and Section 10.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Common Shares, together with cash, if applicable, in lieu of delivering any fractional share in accordance with subsection (j) of this Section 10.02 (“Physical Settlement”) or a combination of cash and Common Shares, together with cash, if applicable, in lieu of delivering any fractional share in accordance with subsection (j) of this Section 10.02 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i) All conversions for which the relevant Conversion Date occurs on or after January 1, 2019, and all conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after January 1, 2019, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If the Company elects a Settlement Method, the Company will send a notice (a “Settlement Notice”) to the relevant converting Holders and the Trustee (if other than the Conversion Agent) through the Trustee or the Conversion Agent (if other than the Trustee) of the Settlement Method the Company has elected no later than the close of business on the Trading Day immediately following the related Conversion Date (or in the case of any conversions for which the relevant Conversion Date occurs (i) subject to clause (ii), after the date of issuance of a Redemption Notice and prior to the related Redemption Date, in such Redemption Notice, (ii) on or after January 1, 2019, no later than January 1, 2019). If the Company does not timely elect a Settlement Method, the Company will no longer have the right to elect Cash Settlement or Physical Settlement and the Company will be deemed to have elected Combination Settlement in respect of the Company’s Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes will be equal to $1,000. If the Company elects Combination Settlement, but the Company does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, then such Specified Dollar Amount will be deemed to be $1,000. Notwithstanding anything to the contrary in the Indenture or the Notes, the failure to deliver a Settlement Notice shall not be deemed to be a Default or Event of Default and, instead, the applicable Settlement Method shall be determined pursuant to the two immediately preceding sentences.

(iv) The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver (or cause its stock transfer agent to deliver) to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days during the Observation Period for such conversion; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days during the Observation Period for such conversion.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash, if any, payable in lieu of delivering any fractional Common Share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash, if any, payable in lieu of delivering fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 10.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Note that is a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 10.02(h) and (ii) in the case of a Certificated Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 10.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any communication from the Depositary regarding a conversion (in the case of clause (i) above) or receipt of any conversion-related document (in the case of clause (ii) above), in each case promptly and, in any event, no later than the Business Day immediately following the date the Trustee or Conversion Agent, as the case may be, receives the same. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 11.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as provided in Section 10.03 and Section 10.07, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided, however, that, notwithstanding the foregoing, for any conversion to which Physical Settlement applies where the Conversion Date is on or after the twenty second (22nd) Scheduled Trading Day immediately preceding the Maturity Date, (i) the Company will deliver the consideration due in respect of such conversion on the later of (x) the third (3rd) Business Day immediately following such Conversion Date and (y) the Maturity Date; and (ii) the person in whose name any Common Shares comprising such consideration is to be issued will be deemed to be a holder of record of such shares on the third (3rd) Business Day immediately preceding the date the Company is required to deliver such consideration, provided that if the Conversion Rate is adjusted at any time on or after such Conversion Date to, and including, the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date, then such conversion shall be settled on the basis of the Conversion Rate as so adjusted.

If any Common Shares are due to converting Holders, the Company shall issue or cause to be issued by its stock transfer agent, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. Prior to the issuance of Common Shares, the Company shall give the Conversion Agent notice of the number of Common Shares being so issued and the method by which the issuance shall take place. Any required funds due to a converting Holder in connection with a Cash Settlement or Combination Settlement shall be delivered to the Paying Agent. For the avoidance of doubt, neither the Conversion Agent nor the Trustee shall have any responsibility for the issuance by the Company of Common Shares.

(d) If any Certificated Note is surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of such Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment by the converting Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax or similar governmental charge due on the issue of any Common Shares upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company (or, if the stock certificates are delivered by the Company to the Conversion Agent for further delivery to the converting Holder, the Conversion Agent) may refuse to deliver the certificates representing (or cause the book-entry transfer of) the Common Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 10.04, no adjustment shall be made for dividends on any Common Shares issued upon the conversion of any Note.

(g) Upon the conversion of an interest in a Note that is a Global Note, the Trustee shall make a notation on such Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive, on the corresponding Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on such Notes; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Regular Record Date immediately preceding the Maturity Date shall receive, on the Maturity Date, the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) Except as provided in Section 10.02(c), the person in whose name the certificate for any Common Shares delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional Common Shares upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Common Shares issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period, and any fractional shares remaining after such computation shall be paid in cash.

(k) Notwithstanding anything to the contrary in the Indenture or the Notes, Notes may be converted only in integral multiples of $1,000 principal amount.

(l) Notwithstanding any other provision of the Indenture (including, without limitation, Section 10.02(a)) or the Notes, if the Company is required to deliver Common Shares to a converting Holder under Combination Settlement and such delivery obligation would otherwise result in the issuance of a number of Common Shares in excess of the limitations imposed by the shareholder consent requirements set forth in the listing standards of The New

York Stock Exchange, the Company shall, at its election, either (i) pay to such Holder the value of any such excess Common Shares in cash (based on the Daily VWAP of such Common Shares) or (ii) settle by Physical Settlement a number of such Holder’s Notes (for the avoidance of doubt, in denominations of $1,000 principal amount per Note) and settle by Combination Settlement the remainder of such Holder’s Notes such that the number of Common Shares deliverable under Combination Settlement would not result in any such excess Common Shares; provided that, the Company shall notify such Holder of the exact manner in which such cash value will be determined or the exact manner in which the number of Notes subject to Physical Settlement shall be determined, as applicable, in each case, at least one Scheduled Trading Day prior to the commencement of the Observation Period applicable (or, in case of clause (ii) above, that would otherwise be applicable) to such Notes. The restrictions in the foregoing sentence shall not apply if the Company has received shareholder approval for such issuance prior to the commencement of the Observation Period applicable (or, in case of clause (ii) above, that would otherwise be applicable) to such Notes. If the Company obtains such shareholder approval the Company shall reasonably promptly notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

Section 10.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), determined as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 10.01(b)(v) the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for such Make-Whole Fundamental Change and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third (3rd) Business Day following the Conversion Date. The Company shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per Common Share in the Make-Whole Fundamental Change. If the holders of the Common Shares receive in exchange for their Common Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five (5) Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Company shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five (5) consecutive Trading Day period.

(d) The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate is adjusted pursuant to Section 10.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 10.03 for each Share Price and Effective Date set forth below:

Effective Date	$26.21	$30.00	$34.00	$37.00	$40.00	$48.00	$60.00	$75.00	$90.00	$120.00	$200.00
July 7, 2014	8.2291	6.0215	4.3784	3.5658	2.9818	2.0504	1.3827	0.9468	0.6750	0.3457	0.0214
July 1, 2015	8.2291	5.7190	3.9607	3.1218	2.5411	1.6761	1.1163	0.7685	0.5517	0.2861	0.0159
July 1, 2016	8.2291	5.3785	3.4658	2.5939	2.0211	1.2496	0.8218	0.5707	0.4128	0.2171	0.0102
July 1, 2017	8.2291	4.8700	2.7844	1.8984	1.3654	0.7626	0.5032	0.3543	0.2578	0.1374	0.0041
July 1, 2018	8.2291	4.1338	1.8020	0.9479	0.5360	0.2442	0.1712	0.1218	0.0889	0.0478	0.0000
July 1, 2019	8.2291	3.4085	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional

Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Share Price is greater than $200.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d)), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Share Price is less than $26.21 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d)), no Additional Shares shall be added to the Conversion Rate.

(f) Notwithstanding anything to the contrary in the Indenture or the Notes, in no event will the Conversion Rate per $1,000 principal amount of the Notes exceed 38.1533 Common Shares, subject to adjustment in the same manner as the Conversion Rate as set forth under Section 10.04.

(g) Nothing in this Section 10.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.04 in respect of a Make-Whole Fundamental Change.

Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 10.04, without having to convert their Notes, as if they held a number of Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues Common Shares as a dividend or distribution on Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.04(a) shall become effective immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than forty five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.04(b) and for the purpose of Section 10.01(b)(iv), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c) If the Company distributes shares of its Capital Stock or similar equity interests, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of Capital Stock or similar equity interests or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions or issuances described in Section 10.04(a) or Section 10.04(b), (ii) dividends or distributions paid exclusively in cash described in Section 10.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock or similar equity interests, evidences of indebtedness, other assets, property, rights, options or warrants, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Trustees), as of such Ex-Dividend Date, of the Distributed Property with respect to each outstanding Common Share.

Any increase made under the portion of this Section 10.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the Company’s Capital Stock or similar equity interest, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s shares of beneficial interest or other securities that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Trustees determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.04(c) by reference to the actual or when-issued trading market for any securities, it shall, in doing, so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, which Capital Stock or similar equity interest is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one (1) Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective immediately after the end of the Valuation Period; provided that in respect of any conversion of Notes where the Conversion Date occurs during the Valuation Period, references in the preceding paragraph to ten (10) Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date. If the Ex-Dividend Date of the Spin-Off is after the tenth (10th) Trading Day immediately preceding, and including, the last Trading Day of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to ten (10) Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 10.04(c) (and subject in all respect to Section 10.10), rights, options or warrants distributed by the Company to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased by the Company without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution of an amount per Common Share equal to a fraction whose numerator is the aggregate share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants) and whose denominator is the number of Common Shares outstanding as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), if any dividend or distribution to which this Section 10.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of Common Shares to which Section 10.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 10.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 10.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Shares.

Any increase pursuant to this Section 10.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Trustees determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the time (the “Expiration Time”) on the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after such Expiration Time (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 10.04(e) shall become effective immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any conversion of Notes where the Conversion Date occurs during the Averaging Period, references in this Section 10.04(e) with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Expiration Date and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the Expiration Date is after the tenth (10th) Trading Day immediately preceding, and including, the last Trading Day of any Observation Period in respect of a conversion of Notes, references in this Section 10.04(e) to ten (10) Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.

(f) If, in the case of any applicable conversion of a Note, on any Trading Day during the Observation Period for such Note, Common Shares are deliverable as part of the Daily Settlement Amount for such Trading Day, and

(i) the Ex-Dividend Date for any issuance, dividend or distribution, the Effective Date for any share split or combination or the Expiration Date for any tender or exchange offer by the Company that, in each case, would require an adjustment to the Conversion Rate under clauses (a) through (e) above occurs prior to the Company’s delivery of such Common Shares to the converting Holder;

(ii) the applicable Conversion Rate for such Trading Day will not reflect such adjustment; and

(iii) the Common Shares that the Company will deliver to the converting Holder with respect of such Trading Day are not entitled to participate in the relevant event (because they were not held on the related Ex-Dividend Date, Effective Date, Expiration Date or otherwise), then the Company will adjust the number of shares that it delivers to such Holder as part of the Daily Settlement Amount for such Trading Day in a manner that appropriately reflects the relevant distribution, transaction or event.

(g) Notwithstanding this Section 10.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the Common Shares as of the related Conversion Date as provided in Section 10.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were, as of such record date, the record owner of the Common Shares issuable upon such conversion on an unadjusted basis and shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Trustees determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Except as described above in this Article 10, the Conversion Rate shall not be required to be adjusted for any transaction or event. Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts of Common Shares under any plan;

(ii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Shares or a change in the Company’s jurisdiction of formation;

(v) for accrued and unpaid interest, if any; or

(vi) for an event otherwise requiring an adjustment, as described herein if such event is not consummated.

(k) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not be required to make an adjustment in the Conversion Rate unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate.

However, the Company shall carry forward any adjustments that are less than one percent (1%) of the Conversion Rate and make such carried forward adjustment with respect to Notes converted, regardless of whether the aggregate adjustment is less than one percent (1%), on the Conversion Date for any such Notes (in the case of Physical Settlement) and on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement) for any converted Notes.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall as soon as reasonably practicable file with the Trustee (and the Conversion Agent, if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and Conversion Agent) shall have received such Officer’s Certificate, the Trustee (and Conversion Agent) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 10.04, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 10.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple days (including an Observation Period and the period for determining the Share Price for purposes of a Make-Whole Fundamental Change), the Board of Trustees shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during such period.

Section 10.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 10.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes in par value, from par value to no par value or from no par value to par value or resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole or

(iv) any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” and such stock, securities, property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Common Share would be entitled to receive on account of such transaction, disregarding any provision providing for the payment of cash in lieu of any fractional unit of property, a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes, at the effective time of such Merger Event, the consideration due upon conversion of any Notes shall be determined in the same manner as if each reference to any number of Common Shares in this Article 10 were instead a reference to the same number of Reference Property Units. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If such Merger Event causes the Common Shares to be converted into, or exchanged for, or to represent the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election or (ii) if no holders of Common Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Shares. If the holders of Common Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 10.03), multiplied by the cash paid per Common Share in such Merger Event and (B) the Company shall settle the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after the same is determined.

At or before the effective date of such Merger Event, the Company will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01, which supplemental indenture will (i) provide for subsequent conversions of Notes in the manner set forth in this Section 10.07; and (ii) provide for subsequent anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Trustees shall reasonably consider necessary by reason of the foregoing, including, to the extent required by the Board of Trustees and practicable, the provisions providing for the repurchase rights set forth in Article 11.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 10.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property Unit after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.08. Certain Covenants. (a) The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges (other than those created by the Holder) with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Shares shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable efforts to list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Notes.

Section 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the

Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent as soon as reasonably practicable after the occurrence of any such event or at such other times as shall be provided for in Section 10.01(b).

Section 10.10. Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, (i) each Common Share, if any, issued upon such conversion shall be entitled to receive the number of rights, if any, provided for under such plan, and (ii) subject to the following sentence, no adjustment to the Conversion Rate shall be made as a result of the issuance of any rights pursuant to any such plan. However, if, prior to any conversion of Notes, the rights have separated from the Common Shares in accordance with the provisions of such plan so that the Holders would not be entitled to receive any rights in respect of Common Shares, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Shares Distributed Property as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.11. Ownership Limit. Notwithstanding any other provision of the Indenture or the Notes, no Holder of Notes shall be entitled to convert such Notes into Common Shares to the extent that receipt of such shares would cause such Holder (or any other person) to violate the ownership limitations contained in the Company’s declaration of trust, as amended, supplemented or restated from time to time (the “Ownership Limitations”).

If any delivery of Common Shares owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Ownership Limitations, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as reasonably practicable after any such converting Holder gives notice to the Company that such delivery would not result in such Holder being the beneficial or constructive owner of more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of the Company’s shares at such time.

ARTICLE 11

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 11.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) or more than thirty five (35) Business Days following the date of the Fundamental Change Company Notice (or such later date as is required by applicable law) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the next Interest Payment Date, in which case the Company shall instead pay, on such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 11.

(b) Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if not the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Certificated Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change and whether such Fundamental Change is also a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 11;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 11.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(ii) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 11.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company or any of its Subsidiaries is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.08) at or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not duly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 11.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.01. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except to the extent set forth in Section 11.01(a) with respect to a Fundamental Change Repurchase Date that falls after a Regular Record Date but on or prior to the next Interest Payment Date, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Certificated Note that is to be repurchased in part pursuant to Section 11.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 11.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12

REDEMPTION TO PRESERVE REIT STATUS

Section 12.01. Redemption to Preserve REIT Status. No sinking fund shall be required for the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date except to the extent, and only to the extent, necessary to preserve the Company’s status as a REIT. If the Company determines that it is necessary to redeem the Notes prior to the Maturity Date to preserve its status as a REIT, the Company may redeem (a “Redemption”) for cash all or part of the Notes as necessary to preserve REIT status, at the Redemption Price.

Section 12.02. Notice of Redemption; Selection of Notes. (a) In case the Company exercises its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 12.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than fifty five (55) calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall send a notice of such Redemption (a “Redemption Notice”) not less than twenty seven (27) Scheduled Trading Days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if sent in the manner provided in the Indenture, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail, electronic delivery or otherwise or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date);

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 10.03;

(viii) the CUSIP or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and in each case subject to requirements of applicable law and of the applicable Depositary. If any Note selected for redemption is submitted for conversion after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 12.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 12.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price, except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) At or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.08 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 12.03.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 12.04. Effect of Redemption. If by 11:00 a.m. New York City time, on the Redemption Date for a Redemption, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then, with respect to the Notes that have been called for such Redemption, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except to the extent set forth in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price).

Section 12.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 13.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 13.03. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.04. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is a Legal Holiday, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 13.05. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.06. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile transmission or PDF format shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or in PDF format shall be deemed to be their original signatures for all purposes.

Section 13.08. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 13.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 13.11. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 13.12. Notices. Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission, email or overnight air courier guaranteeing next day delivery, to the others’ address:

if to the Company:

Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

Attention: Tamra Browne

if to the Trustee:

Wilmington Trust, National Association

50 S. 6th Street, Suite 1290

Minneapolis, MN 55402

Attention: Lynn M. Steiner

Telephone: (612) 217-5667

with a copy to:

Alston & Bird LLP

101 South Tryon Street, Suite 4000

Charlotte, NC 28280-4000

Attention: Adam Smith

Telephone: (704) 444-1127

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be sent electronically or by first-class mail to his address shown on the register kept by the Registrar, in accordance with the procedures of the Depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Redemption Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Section 13.13. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the first Original Issuance Date.

Section 13.14. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.15. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.16. No Recourse Against Others. A director, officer, employee or shareholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 13.17. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

STARWOOD WAYPOINT RESIDENTIAL TRUST

By:	/s/ Gary M. Beasley
	Name:	Gary M. Beasley
	Title:	Co-Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend on all Notes that are Global Notes (the “Global Securities Legend”):]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(a) TO STARWOOD WAYPOINT RESIDENTIAL TRUST (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(b) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(c) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(d) UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES

PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) THE DATE ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THE FOREGOING RESTRICTIONS WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (d), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Starwood Waypoint Residential Trust

3.00% Convertible Senior Note due 2019

No. [ ]	[Initially][1] $[ ]
CUSIP No. 85571WAA7	ISIN No. US85571WAA71

Starwood Waypoint Residential Trust, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[            ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[            ] in aggregate at any time, in accordance with the rules and procedures of the Depositary, on July 1, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.00% per year from [July 7, 2014]6, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 1, 2019. Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on [January 1, 2015]7, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not such day is a Business Day), as the case may be. Additional Interest will be payable as set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth herein.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a certificated note.
[4]	Include if a global note.
[5]	Include if a certificated note.
[6]	Include if initial notes.
[7]	Include if initial notes.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

STARWOOD WAYPOINT RESIDENTIAL TRUST

By:
Name:
Title:

Dated: [            ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, hereby certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Starwood Waypoint Residential Trust

3.00% Convertible Senior Note due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Convertible Senior Notes due 2019 (the “Notes”), initially limited to the aggregate principal amount of $230,000,000, all issued or to be issued under and pursuant to an Indenture dated as of July 7, 2014 (the “Indenture”), by and between the Company and Wilmington Trust, National Association (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

Subject to the terms on the Indenture, in case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences, subject to the limitations set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable only in accordance with the terms of the Indenture.

Subject to the terms of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Common Shares (or Reference Property) or a combination of cash and Common Shares (or Reference Property), as applicable, based on the applicable Conversion Rate.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	=	as tenants in common

UNIF GIFT MIN ACT	=	Uniform Gifts to Minors Act

CUST	=	Custodian

TEN ENT	=	as tenants by the entireties

JT TEN	=	joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

Starwood Waypoint Residential Trust

3.00% Convertible Senior Notes due 2019

The initial principal amount of this Global Note is [            ] dollars ($[            ]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized Signatory of Trustee

[8]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Starwood Waypoint Residential Trust

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into the consideration due thereupon in accordance with the terms of the Indenture referred to in this Note, and directs that such consideration, and any Notes representing any unconverted principal amount hereof, be issued or delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted is to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 10.02(d) and Section 10.02(e). Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Starwood Waypoint Residential Trust

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Starwood Waypoint Residential Trust (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date, in accordance with the Indenture referred to in this Note, and hereby requests and instructs the Company to pay to the registered holder hereof in accordance with Section 11.01 referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.